Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter 2019 Results

For Release July 30, 2019

•                  Total assets of $5.3 billion increased $1.4 billion, or 36% compared with December 31, 2018

•                  Gross loans receivable of $2.4 billion increased 15% compared with December 31, 2018

•                  Loans held for sale of $1.9 billion increased 130% compared with December 31, 2018

•                  Return on average assets was 1.41% for three months ended June 30, 2019

•                  Net interest income after provision for loan losses increased $6.6 million, or 31%, to $27.8 million compared to the three months ended June 30, 2018

•                  Net income of $16.4 million increased 5% compared to the three months ended June 30, 2018

•                  Completed private preferred stock offering on June 27, 2019, raising $21.9 million of capital to support the 33% growth in assets since March 31, 2019

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported second quarter 2019 net income of $16.4 million, or $0.51 per common share compared with $15.7 million, or $0.52 per common share in the second quarter of 2018.

“We have continued to deliver on our strategy to effectively deploy capital, which resulted in 36% asset growth since the beginning of the year and a 1.41% return on average assets during the second quarter,” said Michael Petrie, Chairman and CEO of Merchants.  “These results demonstrate the success of our unique business model across various interest rate environments, and our team remains focused on providing customers with the innovative products and services that position us well for continued success in the marketplace,” added Petrie.

Total Assets

Total assets increased $1.4 billion, or 36%, to $5.3 billion at June 30, 2019 compared with $3.9 billion at December 31, 2018. The increase was due to an increase of $1.4 billion in total net loans receivable and loans held for sale.  Return on average assets was 1.41% for the three months ended June 30, 2019 compared with 1.70% for the three months ended June 30, 2018.

Loans receivable before allowance for loan losses increased $302.4 million, or 15%, to $2.4 billion at June 30, 2019 compared with $2.1 billion at December 31, 2018. This increase was primarily a result of growth in mortgage warehouse lines of credit, as well as multi-family and healthcare financing. Loans held for sale increased $1.1 billion, or 130%, to $1.9 billion at June 30, 2019 compared to $832.5 million at December 31, 2018.  This increase was due to the significant loan growth generated from the mortgage warehouse business, resulting from lower interest rates that increased the origination volume in the single-family mortgage market.

Asset Quality

The allowance for loan losses of $12.6 million remained relatively unchanged at June 30, 2019 compared with $12.7 million at December 31, 2018, reflecting increases for loan growth that were offset by improvement in loss expectations for the multi-family loan portfolio based on historical loss experience.  Non-performing loans were $3.8 million, or 0.16% of total loans at June 30, 2019 compared with $2.4 million, or 0.12% of total loans at December 31, 2018.

Total Deposits

Total deposits increased 44%, to $4.7 billion at June 30, 2019 compared with $3.2 billion at December 31, 2018. The increase was primarily due to higher brokered certificates of deposits to support the significant growth in loans and to match their expected duration.   Total brokered deposits increased $1.0 billion, to $2.0 billion at June 30, 2019 from $988.2 million at December 31, 2018, representing 43% of total deposits at June 30, 2019 compared with 31% at December 31, 2018.

Net Interest Income

Net interest income increased $5.7 million, or 26%, to $27.9 million for the three months ended June 30, 2019 compared to the three months ended June 30, 2018.  The increase was primarily due to the growth in loans and loans held for sale and a 19 basis point increase in the interest rate spread, to 2.22%, for the three months ended June 30, 2019, from 2.03% for the three months ended June 30, 2018.   The net interest margin decreased 2 basis points to 2.49% for the three months ended June 30, 2019, from 2.51% for the three months ended June 30, 2018.

Interest Income

Interest income increased $14.6 million, or 43%, to $48.8 million for the three months ended June 30, 2019 compared with $34.1 million for the three months ended June 30, 2018. This increase was primarily due to loan growth.  The average balance of loans, including loans held for sale, during the three months ended June 30, 2019, increased by $1.1 billion, or 46%, to $3.6 billion compared with $2.5

2

billion for the three months ended June 30, 2018.  The average yield on loans increased 4 basis points, to 4.75%, for the three months ended June 30, 2019 compared with 4.71% for the three months ended June 30, 2018.

Interest Expense

Total interest expense increased $8.9 million, or 75%, to $20.8 million for the three months ended June 30, 2019 compared with the three months ended June 30, 2018. Interest expense on deposits increased $9.6 million, or 99%, to $19.3 million for the three months ended June 30, 2019 compared with the three months ended June 30, 2018. The increase in the cost of deposits was primarily due to the higher volume of interest-bearing checking and certificates of deposits, as well as the overall increase in interest rates since last year. There was a 51 basis point increase in the average cost of interest-bearing deposits, to 2.04%, for the three months ended June 30, 2019 compared with 1.53% for the same period in 2018, and an increase in the average balance of interest-bearing deposits of $1.3 billion, or 49%, to $3.8 billion for the three months ended June 30, 2019.

Noninterest Income

Noninterest income decreased $1.8 million, or 15%, to $9.9 million for the three months ended June 30, 2019 compared with the three months ended June 30, 2018. The decrease was due to a $4.1 million decrease in loan servicing fees, which reflected a $2.9 million negative fair market value adjustment in mortgage servicing rights during the three months ended June 30, 2019 compared with a $1.8 million positive fair market adjustment in mortgage servicing rights for the same period in 2018.  At June 30, 2019, the mortgage servicing rights asset was valued at $74.6 million, a decrease of 4% compared to December 31, 2018 and a decrease of 2% compared to March 31, 2019.

Noninterest Expense

Noninterest expense increased $3.9 million, or 33%, to $15.9 million for the three months ended June 30, 2019 compared with $12.0 million for the three months ended June 30, 2018.  The increase was due primarily to a $2.7 million, or 37%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees resulting from business growth and acquisitions during the fourth quarter of 2018.  The efficiency ratio was 42.1% in the second quarter of 2019 compared with 35.5% for the second quarter of 2018.

Income Taxes

Income tax expense increased $142,000, or 3%, to $5.3 million for the three months ended June 30, 2019 compared with the three months ended June 30, 2018.  The increase was due primarily to a 4%

3

increase in pre-tax income over the same period.  The effective tax rate was 24.5% for the three months ended June 30, 2019 compared with 24.9% for the three months ended June 30, 2018.

Segments

For the three months ended June 30, 2019, net income increased 30% for Banking, increased 9% for Mortgage Warehousing, and decreased 47% for Multi-family Mortgage Banking compared with the three months ended June 30, 2018.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking.  Merchants Bancorp, with $5.3 billion in assets and $4.7 billion in deposits as of June 30, 2019, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements,

4

including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

5

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	December 31,
	2019	2018
Assets
Cash and due from banks	$15,176	$25,855
Interest-earning demand accounts	445,713	310,669
Cash and cash equivalents	460,889	336,524
Securities purchased under agreements to resell	6,798	6,875
Trading securities	101,514	163,419
Available for sale securities	261,485	331,071
Federal Home Loan Bank (FHLB) stock	18,820	7,974
Loans held for sale (includes $9,592 and $11,886, respectively at fair value)	1,918,118	832,455
Loans receivable, net of allowance for loan losses of $12,604 and $12,704, respectively	2,347,906	2,045,423
Premises and equipment, net	26,580	15,136
Mortgage servicing rights	74,550	77,844
Interest receivable	17,415	13,827
Goodwill	15,574	17,477
Intangible assets, net	4,567	3,542
Other assets and receivables	33,174	32,596
Total assets	$5,287,390	$3,884,163
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$192,521	$182,879
Interest-bearing	4,463,469	3,048,207
Total deposits	4,655,990	3,231,086
Borrowings	62,225	195,453
Other liabilities	54,162	36,387
Total liabilities	4,772,377	3,462,926
Commitments and Contingencies
Shareholders’ Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,706,438 shares at June 30, 2018 and 28,694,036 shares at December 31, 2018	135,374	135,057
Preferred stock, without par value - 5,000,000 total shares authorized
8% Preferred stock - $1,000 per share liquidation preference
Authorized - 50,000 shares
Issued and outstanding - 41,625 shares	41,581	41,581
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,955,800 shares	72,095	—
Retained earnings	265,323	244,909
Accumulated other comprehensive income (loss)	640	(310)
Total shareholders’ equity	515,013	421,237
Total liabilities and shareholders’ equity	$5,287,390	$3,884,163

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest Income
Loans	$42,365	$28,790	$76,820	$53,402
Investment securities:
Trading	1,967	1,489	3,012	2,478
Available for sale - taxable	1,477	1,625	3,028	3,167
Available for sale - tax exempt	53	—	149	—
Federal Home Loan Bank stock	257	81	480	210
Other	2,642	2,138	4,946	3,904
Total interest income	48,761	34,123	88,435	63,161
Interest Expense
Deposits	19,344	9,741	33,571	16,757
Borrowed funds	1,495	2,176	2,811	4,090
Total interest expense	20,839	11,917	36,382	20,847
Net Interest Income	27,922	22,206	52,053	42,314
Provision for loan losses	105	998	754	2,404
Net Interest Income After Provision for Loan Losses	27,817	21,208	51,299	39,910
Noninterest Income
Gain on sale of loans	9,104	7,831	11,747	18,723
Loan servicing fees, net	(1,561)	2,555	(1,908)	2,233
Mortgage warehouse fees	1,138	684	1,891	1,170
Gains/(losses) on sale of investments available for sale (includes $(3), $0, $124, and $0, respectively, related to accumulated other comprehensive earnings reclassifications)	(3)	—	124	—
Other income	1,192	560	1,680	817
Total noninterest income	9,870	11,630	13,534	22,943
Noninterest Expense
Salaries and employee benefits	9,965	7,268	18,532	13,755
Loan expenses	1,345	1,302	2,279	2,258
Occupancy and equipment	946	761	1,822	1,326
Professional fees	453	677	992	1,165
Deposit insurance expense	218	236	495	482
Technology expense	629	293	1,101	584
Other expense	2,364	1,463	3,734	2,700
Total noninterest expense	15,920	12,000	28,955	22,270
Income Before Income Taxes	21,767	20,838	35,878	40,583
Provision for income taxes (includes $1, $0, $(31) and $0, respectively, related to income tax (expense)/benefit for reclassification items)	5,328	5,186	8,869	9,870
Net Income	$16,439	$15,652	$27,009	$30,713
Dividends on preferred stock	(1,743)	(832)	(2,576)	(1,665)
Net Income Allocated to Common Shareholders	14,696	14,820	24,433	29,048
Basic Earnings Per Share	$0.51	$0.52	$0.85	$1.01
Diluted Earnings Per Share	$0.51	$0.52	$0.85	$1.01
Weighted-Average Shares Outstanding
Basic	28,705,313	28,692,749	28,703,790	28,691,857
Diluted	28,746,297	28,720,805	28,741,877	28,715,687

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Noninterest expense	15,920	13,035	12,000	28,955	22,270

Net interest income (before provision for losses)	27,922	24,131	22,206	52,053	42,314
Noninterest income	9,870	3,664	11,630	13,534	22,943
Total income	37,792	27,795	33,836	65,587	65,257

Efficiency ratio	42.13%	46.90%	35.47%	44.15%	34.13%

Average assets	4,661,138	3,697,945	3,684,225	4,182,203	3,525,080
Net income	16,439	10,570	15,652	27,009	30,713
Return on average assets before annualizing	0.35%	0.29%	0.42%	0.65%	0.87%
Annualization factor	4.00	4.00	4.00	2.00	2.00
Return on average assets	1.41%	1.14%	1.70%	1.29%	1.74%
Return on average tangible common shareholders’ equity (1)	15.38%	10.67%	17.41%	13.08%	17.41%
Tangible book value per common share (1)	$13.28	$12.80	$11.99	$13.28	$11.99
Tangible common shareholders’ equity/tangible assets (1)	7.24%	9.29%	9.11%	7.24%	9.11%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Net income	16,439	10,570	15,652	27,009	30,713
Less: preferred stock dividends	(1,743)	(833)	(832)	(2,576)	(1,665)
Net income available to common shareholders	14,696	9,737	14,820	24,433	29,048

Average shareholders’ equity	495,789	429,230	389,069	462,694	382,415
Less: average goodwill & intangibles	(20,396)	(20,982)	(7,031)	(20,688)	(7,128)
Less: average preferred stock	(93,108)	(43,190)	(41,581)	(68,287)	(41,581)
Average tangible common shareholders’ equity	382,285	365,058	340,457	373,719	333,706

Annualization factor	4.00	4.00	4.00	2.00	2.00
Return on average tangible common shareholders’ equity	15.38%	10.67%	17.41%	13.08%	17.41%

Total equity	515,013	477,831	392,919	515,013	392,919
Less: goodwill and intangibles	(20,141)	(20,525)	(7,208)	(20,141)	(7,208)
Less: preferred stock	(113,676)	(89,850)	(41,581)	(113,676)	(41,581)
Tangible common shareholders’ equity	381,196	367,456	344,130	381,196	344,130

Assets	5,287,390	3,976,725	3,786,682	5,287,390	3,786,682
Less: goodwill and intangibles	(20,141)	(20,525)	(7,208)	(20,141)	(7,208)
Tangible assets	5,267,249	3,956,200	3,779,474	5,267,249	3,779,474

Ending common shares	28,706,438	28,704,163	28,694,036	28,706,438	28,694,036

Tangible book value per common share	$13.28	$12.80	$11.99	$13.28	$11.99
Tangible common shareholders’ equity/tangible assets	7.24%	9.29%	9.11%	7.24%	9.11%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest-bearing deposits, and other	$440,502	$2,899	2.64%	$369,736	$2,527	2.77%	$517,594	$2,219	1.72%
Securities available for sale - taxable	266,950	1,477	2.22%	292,500	1,551	2.15%	407,896	1,625	1.60%
Securities available for sale - tax exempt	9,052	53	2.35%	12,460	96	3.12%	—	—	—
Trading securities	194,411	1,967	4.06%	109,423	1,045	3.87%	175,876	1,489	3.40%
Loans and loans held for sale	3,580,620	42,365	4.75%	2,746,562	34,455	5.09%	2,451,061	28,790	4.71%
Total interest-earning assets	4,491,535	48,761	4.35%	3,530,681	39,674	4.56%	3,552,427	34,123	3.85%
Allowance for loan losses	(13,466)			(12,704)			(9,986)
Noninterest-earning assets	183,069			179,968			141,784

Total assets	$4,661,138			$3,697,945			$3,684,225

Liabilities & Shareholders’ Equity:

Interest-bearing checking	1,527,971	7,567	1.99%	1,314,733	6,434	1.98%	783,798	3,285	1.68%
Savings deposits	144,315	81	0.23%	147,534	80	0.22%	264,343	190	0.29%
Money market	959,296	4,725	1.98%	892,806	4,208	1.91%	796,217	3,265	1.64%
Certificates of deposit	1,174,106	6,971	2.38%	618,646	3,505	2.30%	708,525	3,001	1.70%
Total interest-bearing deposits	3,805,688	19,344	2.04%	2,973,719	14,227	1.94%	2,552,883	9,741	1.53%

Borrowings	117,647	1,495	5.10%	88,353	1,316	6.04%	69,430	2,176	12.57%
Total interest-bearing liabilities	3,923,335	20,839	2.13%	3,062,072	15,543	2.06%	2,622,313	11,917	1.82%

Noninterest-bearing deposits	194,530			155,218			643,334
Noninterest-bearing liabilities	47,484			51,425			29,509

Total liabilities	4,165,349			3,268,715			3,295,156

Shareholders’ equity	495,789			429,230			389,069

Total liabilities and shareholders’ equity	$4,661,138			$3,697,945			$3,684,225

Net interest income		$27,922			$24,131			$22,206

Net interest spread			2.22%			2.50%			2.03%

Net interest-earning assets	$568,200			$468,609			$930,114

Net interest margin			2.49%			2.77%			2.51%

Average interest-earning assets to average interest-bearing liabilities			114.48%			115.30%			135.47%

Segment Results

(Unaudited)

($ in thousands)

	Net Income		Net Income
	Three Months Ended		Six Months Ended		Total Assets
	June 30,		June 30,		June 30,	December 31,
	2019	2018	2019	2018	2019	2018
Segment
Multi-family Mortgage Banking	$2,517	$4,765	$1,805	$10,249	$164,990	$166,102
Mortgage Warehousing	6,320	5,774	10,152	10,404	2,661,836	1,430,776
Banking	8,408	6,485	17,177	12,465	2,412,026	2,256,687
Other	(806)	(1,372)	(2,125)	(2,405)	48,538	30,598
Total	$16,439	$15,652	$27,009	$30,713	$5,287,390	$3,884,163